Exhibit 10.43

EXECUTION COPY
LETTER AMENDMENT
Dated as of March 25, 2020
To the banks, financial institutions
and other institutional lenders
(collectively, the “Lenders”) parties
to the Credit Agreement referred to
below and to Bank of America, N.A., as agent
(the “Administrative Agent”) for the Lenders
Ladies and Gentlemen:
We refer to the Credit Agreement dated as of October 27, 2017 (the “Credit Agreement”) among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.
It is hereby agreed by you and us as follows:
The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:
(a)The definition of “Capital Lease” in Section 1.01 is amended in full to read as follows:
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which in accordance with GAAP, is or should be accounted for, as a finance lease (but not an operating lease) on the balance sheet of such Person.
(b)    The definition of “Consolidated Indebtedness” in Section 1.01 is amended in full to read as follows:
“Consolidated Indebtedness” means, at any date of determination, Indebtedness of the Borrower and its consolidated Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP minus Consolidated Capitalized Lease Obligations on such date.
(c)    The definition of “Consolidated Operating Lease Obligations” in Section 1.01 is deleted in full.
(d)    A new definition of “Consolidated Lease Obligations” is added to Section 1.01 in appropriate alphabetical order to read as follows:

“Consolidated Lease Obligations” means, at any date of determination, the aggregate amount of lease and rental commitments (in the minimum amount required by the applicable lease or rental agreements) of the Borrower and its Subsidiaries for the most recently ended period of four consecutive fiscal quarters, on a consolidated basis (such consolidation to be in accordance with GAAP).
(e)    The definition of “Consolidated Total Debt” in Section 1.01 is amended in full to read as follows:
“Consolidated Total Debt” means, at any date of determination, the sum of (a) Consolidated Indebtedness on such date plus (b) Excess Letter of Credit Obligations on such date plus (c) the product of (i) 6.00 multiplied by (ii) Consolidated Lease Obligations on such date.
(f)    The definition of “Lien” in Section 1.01 is amended by deleting the phrase “capital lease” and substituting therefor the phrase “finance lease”.
(g)    Exhibit D is amended by deleting from Schedule I, Item I.C. thereof the term “Consolidated Operating Lease Obligations” and substituting therefor the term “Consolidated Lease Obligations”.
The Borrower hereby confirms that (x) the representations and warranties contained in Article V of the Credit Agreement (except for the representations and warranties contained in Sections 5.05(c) and 5.06 thereof) are true and correct in all material respects on and as of the date hereof, (i) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) except that for purposes of this Letter Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (y) no Default or Event of Default exists.
This Letter Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Letter Amendment. This Letter Amendment is subject to the provisions of Section 10.01 of the Credit Agreement. For the avoidance of doubt, the Compliance Certificate to be delivered concurrently with the financial statements relating to the fiscal quarter of the Borrower ended February 23, 2020 shall be subject to the terms of this Letter Agreement.
On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit

Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment. This Letter Amendment shall constitute a Loan Document.
The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Borrower, any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning a counterpart of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP (email: shobart@shearman.com).
This Letter Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Letter Amendment.
This Letter Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
Very truly yours,
DARDEN RESTAURANTS, INC.
By    /s/ William R. White, III
    Name: William R. White, III
    Title: SVP - Treasurer

Agreed as of the date first above written:
BANK OF AMERICA, N.A.,
    as Administrative Agent
By    /s/ Ronaldo Naval
    Name: Ronaldo Naval
    Title: Vice President
BANK OF AMERICA, N.A.,
    as Lender
By    /s/ Anthony Luppino
    Name: Anthony Luppino
    Title: Senior Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION
By    /s/ Maureen Malphus
    Name: Maureen Malphus
    Title: Vice President
TRUIST BANK (as successor by merger to SunTrust Bank)
By    /s/ Max Greer
    Name: Max Greer
    Title: Senior Vice President
U.S. BANK NATIONAL ASSOCIATION
By    /s/ Sean P. Walters
    Name: Sean P. Walters
    Title: Vice President
FIFTH THIRD BANK
By
    Name:
    Title:
MIZUHO BANK (USA)
By    /s/ Tracy Rahn
    Name: Tracy Rahn
    Title: Executive Director

GOLDMAN SACHS BANK USA
By    /s/ Jamie Minieri
    Name: Jamie Minieri
    Title: Authorized Signatory
DEUTSCHE BANK AG NEW YORK BRANCH
By    /s/ Ming K. Chu
    Name: Ming K. Chu
    Title: Director
By    /s/ Michael-P Strobel
    Name: Michael-P Strobel
    Title: Vice President